                                                                   EXHIBIT 23.1



                         Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) Clean Diesel Technologies, Inc. of our report dated March 20, 1997, included in the 1996 Annual Report to Shareholders of Clean Diesel Technologies, Inc.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-16939) pertaining to the 1994 Incentive Plan of Clean Diesel Technologies, Inc. of our report dated March 20, 1997 with respect to the financial statements of Clean Diesel Technologies, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1996.





                                          /s/ ERNST & YOUNG LLP

Stamford, Connecticut

March 28, 1997